Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Virco Mfg. Corporation 2011 Stock Incentive Plan, of our report dated April 25, 2014, with respect to the consolidated financial statements and schedule of Virco Mfg. Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2014, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Los Angeles, California
September 12, 2014